                             LAST WILL AND TESTAMENT
                                       OF
                               NORMAN E. ALEXANDER

            I, NORMAN E. ALEXANDER, of the County of Westchester, State of New
York, do hereby make, publish and declare this to be my Last Will and Testament, hereby revoking any and all testamentary dispositions by me at any time heretofore made.

            FIRST: I direct the payment of all my funeral and administration expenses and expenses of my last illness as soon as may be practicable after my death.

            SECOND: I give and bequeath any and all wearing apparel, personal effects, furniture, furnishings, household effects, books, automobiles and other tangible personal property which I may own at the time of my death to my wife,
MARJORIE ALEXANDER, but if she fails to survive me, I give and bequeath such property to such of my children, GAIL BINDERMAN, SHARON ZOFFNESS and MARK
ALEXANDER, as shall survive me, in substantially equal shares according to value as they agree, but if they are unable to agree, then I direct my Executors to sell such property and to add the net proceeds therefrom to the bequest under

Paragraph "B." of Article "FOURTH" hereof, to be distributed as provided therein.

            THIRD:  A.  I give and bequeath a pecuniary sum equal to the amount of my unused generation-skipping transfer tax exemption (within the meaning of
Section 2631(a) of the Internal Revenue Code of 1986 (the "Code")) as determined immediately before my death, reduced by the value of any other property included in my gross estate which is a direct skip (as defined in Section 2612(c) of the
Code), to my grandchildren who survive me, in equal shares, per capita and not per stirpes, subject to the provisions of Article "ELEVENTH" hereof, but if any such grandchild predeceases me leaving issue who survive me, then that grandchild's share of this bequest shall be distributed to his or her issue who survive me, in equal shares, per stirpes, subject to the provisions of Article
"ELEVENTH" hereof.

                    B.  I give and bequeath the sum of Two Hundred Thousand
($200,000) Dollars to my brother, ALEX E. ALEXANDER, if he survives me.

            FOURTH: If my wife, MARJORIE ALEXANDER, fails to survive me, I make the following gifts and bequests:

                    A.  1.  I give and bequeath the sum of Ten Million
($10,000,000) Dollars each to my children, GAIL BINDERMAN, SHARON ZOFFNESS, and
MARK ALEXANDER, who survive me, but if any such child predeceases me leaving issue who survive me, then such

                                        2

deceased child's bequest shall be divided among his or her issue who survive me, in equal shares, per stirpes, subject, however, to the provisions of Article
"ELEVENTH" hereof.

                        2.  I give and bequeath the sum of Five Million
($5,000,000) Dollars to my Trustees, IN TRUST, NEVERTHELESS, to be held, administered and disposed of for the benefit of my daughter, LESLIE ALEXANDER, in accordance with the provisions of Article "NINTH" hereof.

                        3.  I give and bequeath the sum of Thirty Million
($30,000,000) Dollars as hereinafter provided in Article "EIGHTH" hereof.

                        4.  a.  I give and bequeath the sum of Ten Million
($10,000,000) Dollars to the NORMAN AND MARJORIE ALEXANDER FOUNDATION, INC.,or
its successor in interest, (the "Foundation"), if it qualifies as set forth below. If the Foundation fails to qualify, I direct my Executors to create a foundation with the name THE NORMAN E. ALEXANDER FAMILY FOUNDATION, INC., as provided in Clause "c." of this Subparagraph "4.", and I give and bequeath the sum of Ten Million ($10,000,000) Dollars to such newly created foundation. In order for the Foundation to qualify, the members and the directors of the
Foundation must, within two (2)years from the date of my death, amend the documents that govern the operations of the Foundation (and receive any necessary approvals by federal, state and local governmental agencies for such amendments) to provide that(a) only my wife,

                                        3

MARJORIE ALEXANDER, and my descendants may be members or directors of the
Foundation and (b) before becoming a member or a director (or if presently a member or director, remaining as such), my wife and any such descendant must agree in writing that (1) the primary purpose of the Foundation shall be to benefit organizations having a substantial Jewish affiliation and which promote medical research, social welfare, Jewish education and/or Jewish cultural heritage, and (2) in each fiscal year of the Foundation, at least two-thirds
(2/3) of all charitable contributions, gifts or grants by the Foundation shall be for such primary purpose.

                            b.  I authorize my Executors to select and
distribute to the Foundation or to such other foundation as may be created by my
Executors as provided in Clause "c." of this Subparagraph "4.", in cash or in kind, or partly in cash and partly in kind, the property that will constitute the bequest under this Subparagraph "4.", employing for the purpose of valuation the adjusted basis of each asset for federal income tax purposes, provided that the assets distributed shall be selected in such a manner that they have an aggregate fair market value fairly representative of the appreciation or depreciation in the value to the date or dates of distribution of all assets then available for distribution.

                            c.  If my Executors are directed to establish THE
NORMAN E. ALEXANDER FAMILY FOUNDATION, INC., I hereby direct them to establish it and to organize and operate such

                                        4

foundation exclusively for charitable purposes. I hereby authorize my Executors to attend to all details of the organization of such foundation and direct that
(i) the primary purpose of such foundation shall be to benefit organizations having a substantial Jewish affiliation and which promote medical research, social welfare, Jewish education and/or Jewish cultural heritage, and (ii) in each fiscal year of such foundation, at least two-thirds (2/3) of all charitable contributions, gifts or grants by such foundation shall be for such primary purpose. My said Executors are hereby directed to designate as directors of the foundation, and if the foundation is a membership organization, as members, GAIL
BINDERMAN, SHARON ZOFFNESS and MARK ALEXANDER. If GAIL BINDERMAN is unable or unwilling to serve, my Executors are directed to designate DANIEL BINDERMAN as a director of the foundation, and if the foundation is a membership organization, as a member. If SHARON ZOFFNESS is unable or unwilling to serve, my Executors are directed to designate COURTNEY ZOFFNESS and RACHEL ZOFFNESS, as directors of the foundation, and if the foundation is a membership organization, as members.

                    I authorize my Executors to pay the bequests under
Subparagraphs "1." "2." and "3." of Paragraph "A." of this Article "FOURTH" at any time up to two years after the date of my death, without interest, and the bequest under Subparagraph "4" of Paragraph "A." of this Article "FOURTH" at any time up to three years after the date of my death, without interest.

                                        5

                    B.  I give, devise and bequeath all of the rest, residue and remainder of my estate, both real and personal, and wherever the same may be situated not otherwise disposed of pursuant to Paragraph "A." of this Article
"FOURTH" (herein referred to as my "Residuary Estate") to my Trustees, IN TRUST
NEVERTHELESS, to be held and administered as provided in Paragraph "D." of
Article "SEVENTH".

            FIFTH:  If my wife, MARJORIE ALEXANDER, shall survive me, then I direct my Executors to set aside an amount of my estate ("Exemption Amount")
equal to (1) the value that would produce a tentative Federal estate tax equal to the sum of the unified credit against Federal estate tax and any credit for state death taxes (to the extent that the use of such credit for state death taxes is not the cause of the imposition or increase of such state death taxes)
allowable to my estate, less (2) the value of all property which shall pass under the preceding provisions of this Will, or shall pass or shall have passed outside the provisions of this Will, either at my death or at any time during my life, included in my estate for estate tax purposes but with respect to which no marital deduction under Section 2056 and no charitable deduction under Section
2055 of the Internal Revenue Code are allowed to my estate, and less (3) any principal charges not taken as deductions by my estate for Federal estate tax purposes as finally determined.

                                        6

                    My Executors shall have the power and the absolute
discretion to satisfy this bequest wholly or partly in cash or in kind and to select the assets which shall constitute this bequest. The exercise of the foregoing power and discretion by my Executors shall not be subject to question by or on behalf of any beneficiary under this Will regardless of its effect upon the interests of such beneficiary. If my Executors shall satisfy this bequest in kind, the assets selected by my Executors for that purpose shall be valued at their respective values as finally determined for federal estate tax purposes.
If my estate shall include property which would not qualify for the marital deduction, my Executors shall use such property to fund this bequest. I recognize that the amount passing under this Article may be partially or totally consumed by the payment of certain estate taxes and charges required by other provisions of this Will and that such amount may be affected by determinations or elections made by my Executors in the exercise of their discretion under this
Will or under the provisions of the Internal Revenue Code.

                    A.  I give, devise and bequeath the Exemption Amount, in
equal shares, to my daughter, GAIL BINDERMAN, my daughter, SHARON ZOFFNESS, and my son, MARK ALEXANDER.

                    B.  If my daughter, GAIL BINDERMAN, my daughter, SHARON
ZOFFNESS, or my son, MARK ALEXANDER, fails to survive me, then such child's respective share of the property

                                        7

otherwise to be distributed under Paragraph "A." of this Article "FIFTH" shall be disposed of as follows:

                        1.  If such child has issue who survive me, then such
child's share under this Article shall be distributed as provided in Paragraph
"A." of Article "TWELFTH" hereof.

                        2.  If such child has no issue who survive me, then such
child's share under this Article shall be distributed as provided in Paragraph
"B." of Article "TWELFTH" hereof.

            SIXTH: A. If my wife, MARJORIE ALEXANDER, survives me, I give and bequeath the sum of Ten Million ($10,000,000) Dollars to my Trustees, IN TRUST,
NEVERTHELESS, to invest the same and keep the same invested (subject to the provisions for invasion of principal hereinafter set forth), and to collect the income thereof and to pay over the net income arising therefrom to my wife
MARJORIE ALEXANDER during her lifetime. Any provision contained in this Will or in any statute seemingly to the contrary notwithstanding, I direct that all the income of the trust within the purview of, and as contemplated by, the Federal estate tax laws relating to the marital deduction shall be paid to my wife at least quarterly. I further direct that my wife may require my Trustees to either make any property income-producing or convert it to income-producing property within a reasonable time.

                                        8

                    I authorize and empower my Trustees in their sole and
unreviewable discretion, at any time and from time to time, without any duty to take into consideration my wife's other resources or income, to pay to or apply for the benefit of my wife out of the principal of said trust fund, such sum or sums as such Trustees deem necessary for my wife's comfort, support, maintenance and education, or to enable her to make gifts to our issue; provided, however, that if the aggregate sum of payments to my wife out of principal of the trust created under this Article and the trust under Article "SEVENTH" reaches
Thirty-Five Million ($35,000,000) Dollars, the aggregate payments of principal from this trust and the trust under Article "SEVENTH" shall thereafter be limited to the sum of Two Million ($2,000,000) Dollars during any calendar year.
It is my intention, without imposing a binding legal obligation on my Trustees, that distributions of principal be made first from the trust under Article
"SEVENTH".

                    My Executors shall in their absolute discretion determine
whether to elect under Section 2056(b)(7) of the Code, to qualify any portion of this trust for the Federal estate tax marital deduction. Generally, I anticipate that my Executors will elect to minimize the estate tax payable by my estate.
The determination of my Executors with respect to the exercise of the election shall be binding and conclusive upon all persons interested in my estate.

                                        9

                    Upon the death of my wife, MARJORIE ALEXANDER, I give,
devise and bequeath the then principal amount of such trust fund in accordance with the provisions of Article "EIGHTH" hereof; provided, however, if all or any portion of such amount would be subject to federal estate, inheritance, succession or other transfer tax (not including any income or capital gains taxes), then I give, devise and bequeath the amount that would be subject to such federal estate, inheritance, succession or other transfer tax to the
Foundation, if it qualifies as set forth below. If the Foundation fails to qualify, I direct my Trustees to create a foundation with the name THE NORMAN E.
ALEXANDER FAMILY FOUNDATION, INC., as provided in Paragraph "C." of Article
"SIXTH", and I give, devise and bequeath the amount that would be subject to such federal estate, inheritance, succession or other transfer tax to such newly created foundation. In order for the Foundation to qualify, the members and the directors of the Foundation must, within two (2)years from the date of my wife's death, amend the documents that govern the operations of the Foundation (and receive any necessary approvals by federal, state and local governmental agencies for such amendments) to provide that (a) only my descendants may be members or directors of the Foundation and (b) before becoming a member or a director (or if presently a member or director, remaining as such), any such descendant must agree in writing that (1) the primary purpose of the Foundation shall be to benefit organizations having a substantial Jewish affiliation and

                                       10

which promote medical research, social welfare, Jewish education and/or Jewish cultural heritage, and (2) in each fiscal year of the Foundation, at least two-thirds (2/3) of all charitable contributions, gifts or grants by the
Foundation shall be for such primary purpose.

                    B.  I authorize my Executors to select and distribute to my
Trustees under Paragraph "A." of this Article "SIXTH", and upon the death of my wife, MARJORIE ALEXANDER, if she survives me, I authorize my Trustees to select and distribute to the Foundation or to such other foundation as may be created by the Trustees of the Trust created under this Article "SIXTH", if such distribution is required pursuant to Paragraph "A." of this Article "SIXTH", in cash or in kind, or partly in cash and partly in kind, the property that will constitute the trust or such bequest, employing for the purpose of valuation the adjusted basis of each asset for federal income tax purposes, provided that the assets distributed shall be selected in such a manner that they have an aggregate fair market value fairly representative of the appreciation or depreciation in the value to the date or dates of distribution of all assets then available for distribution.

                    C.  If the Trustees of the Trust created under this Article
"SIXTH" are directed to establish THE NORMAN E. ALEXANDER FAMILY FOUNDATION,
INC, I hereby direct them to establish it and to organize and operate such foundation exclusively for charitable purposes. I hereby authorize my Trustees to attend to

                                       11

all details of the organization of such foundation and direct that (i) the primary purpose of such foundation shall be to benefit organizations having a substantial Jewish affiliation and which promote medical research, social welfare, Jewish education and/or Jewish cultural heritage, and (ii) in each fiscal year of such foundation, at least two-thirds (2/3) of all charitable contributions, gifts or grants by such foundation shall be for such primary purpose. My said Trustees are hereby directed to designate as directors of the foundation, and if the foundation is a membership organization, as members, GAIL
BINDERMAN, SHARON ZOFFNESS and MARK ALEXANDER. If GAIL BINDERMAN is unable or unwilling to serve, my Trustees are directed to designate DANIEL BINDERMAN as a director of the foundation, and if the foundation is a membership organization, as a member. If SHARON ZOFFNESS is unable or unwilling to serve, my Trustees are directed to designate COURTNEY ZOFFNESS and RACHEL ZOFFNESS, as directors of the foundation, and if the foundation is a membership organization, as members.

            SEVENTH: If my wife, MARJORIE ALEXANDER, survives me, I give, devise and bequeath all the rest, residue and remainder of my estate, both real and personal, and wheresoever the same may be situated, to my Trustees hereinafter named, IN TRUST, NEVERTHELESS, to invest the same and keep the same invested
(subject to the provisions for invasion of principal hereinafter set forth), and to collect the income thereof and to pay over the net income arising

                                       12

therefrom to my wife MARJORIE ALEXANDER during her lifetime. Any provision contained in this Will or in any statute seemingly to the contrary notwithstanding, I direct that all the income of the above trust within the purview of, and as contemplated by, the Federal estate tax laws relating to the marital deduction shall be paid to my wife at least quarterly. I further direct that my wife may require the Trustees to either make any property income-producing or convert it to income-producing property within a reasonable time.

                    I authorize and empower my Trustees (other than my wife), in their sole and unreviewable discretion, at any time and from time to time, without any duty to take into consideration my wife's other resources or income, to pay to or apply for the benefit of my wife out of the principal of said trust fund, such sum or sums as such Trustees deem necessary for my wife's comfort, support, maintenance and education, or to enable her to make gifts to our issue;
provided, however, that if the aggregate sum of payments to my wife out of principal of the trust created under this Article and under Article "SIXTH"
reaches Thirty-Five Million Dollars ($35,000,000), the aggregate payments of principal from this trust and the trust under Article "SIXTH" shall thereafter be limited to the sum of Two Million Dollars ($2,000,000) during any calendar year. It is my intention, without imposing a binding legal obligation on my
Trustees, that distributions of principal be

                                       13

made from this trust before distribution of principal are made from the trust under Article "SIXTH".

                    I authorize my Trustees to retain my personal residence as an investment of the trust created under this Article and to permit my wife to occupy such real property at any time and from time to time as a permanent or occasional home, free of rent, during the term of the trust or until my wife shall in writing notify my Trustees that she no longer desires such retention.
My wife shall maintain such real property and the buildings and improvements thereon, and shall pay all repair and maintenance expenses and all other expenses (including insurance), except real estate taxes incurred or payable upon or with respect to such property which shall be paid out of the trust;
provided, however, that if the payment of any such expenses by my wife would cause such property to not qualify for the Federal estate marital deduction, such expenses shall be paid by the trust.

                    My Executors shall in their absolute discretion determine
whether to elect under Section 2056(b)(7) of the Code, to qualify any portion of this trust for the Federal estate tax marital deduction. Generally, I anticipate that my Executors will elect to minimize the estate tax payable by my estate.
However, I would expect that some consideration be given to the estate tax payable in my wife's estate upon her death, especially if she should die prior to the time the election is made. The determination of my Executors with respect to the exercise of the

                                       14

election shall be binding and conclusive upon all persons interested in my estate.

                    Upon the death of my wife, MARJORIE ALEXANDER, I give,
devise and bequeath the then principal of such trust fund as follows:

                    A.  1.  Subject to reduction in accordance with the
provisions of Paragraph "B." of this Article "SEVENTH", I give and bequeath the sum of Ten Million Dollars ($10,000,000) to each of my children, GAIL BINDERMAN,
SHARON ZOFFNESS and MARK ALEXANDER, who survives my wife, but if any such child predeceases my wife leaving issue who survive my wife, then such deceased child's bequest shall be divided in equal shares among his or her issue surviving my wife, per stirpes, subject however to the provisions of Article
"ELEVENTH" hereof.

                        2.  Subject to reduction in accordance with the
provisions of Paragraph "B." of this Article "SEVENTH", I give and bequeath the sum of Five Million Dollars ($5,000,000) to my Trustees, IN TRUST, NEVERTHELESS,
to be held, administered and disposed of for the benefit of my daughter, LESLIE
ALEXANDER, in accordance with the provisions of Article "NINTH" hereof.

                    B.  If after my death, my wife, MARJORIE ALEXANDER, shall
make gifts in any calendar year in excess of the federal gift tax annual exclusion to any of our children, any of our grandchildren, or to a trust of which any child or grandchild

                                       15

is a beneficiary (whether as to income or principal), then the amount of the bequest to or in trust for such child or grandchild set forth in the preceding paragraph shall be reduced dollar for dollar by the aggregate amount of: (i)
such gifts in excess of such annual exclusion made after my death by my wife to such child or grandchild, (ii) with respect to gifts to a trust of which any such child or grandchild is the sole beneficiary, the amount of all contributions made to such trust, and (iii) with respect to gifts to trusts of which any child or grandchild is a beneficiary other than a sole beneficiary, the sum of (a) all distributions made from such trust to or for the benefit of such child or grandchild after my death and prior to the death of my wife, and
(b) the actuarial value of such child's or grandchild's interest in such trust determined as of the date of my wife's death. For purposes of determining such actuarial value: (i) to the extent that the Trustees of any such trust have discretion over distributions of income or principal after the death of my wife, the interest in such trust of each child or grandchild who is a potential beneficiary of such trust shall be deemed to be one divided by the total number of my children and/or grandchildren then living at the date of my wife's death who are potential beneficiaries thereof, and (ii) the determination of such actuarial value shall be made by an actuary selected by the Trustees of this trust and such determination shall be conclusive on all persons.

                                       16

                    C.  I give and bequeath the sum of Thirty Million
($30,000,000) Dollars as hereinafter provided in Article "EIGHTH" hereof.

                    D.  I give, devise and bequeath the balance of the then
principal amount of such trust fund, or if my wife, MARJORIE ALEXANDER, predeceases me, my Residuary Estate, in accordance with the provisions of
Article "EIGHTH" hereof; provided, however, if all or any portion of such balance bequeathed under this Paragraph "D." or my Residuary Estate, as the case may be, would be subject to federal estate, inheritance, succession or other transfer tax (not including any income or capital gains taxes), then I give, devise and bequeath such balance or such Residuary Estate, as the case may be, that would be subject to such federal tax to my Trustees, IN TRUST,
NEVERTHELESS, and my Trustees shall invest and reinvest such property for a period of twenty (20) years from the date of my death if my wife, MARJORIE
ALEXANDER, predeceases me, or, if she survives me, from the date of death of my wife, MARJORIE ALEXANDER (the "Trust Term"), and at the end of each calendar year during the Trust Term, my Trustees shall pay the Annuity Amount (as defined below) to the Foundation, or, if THE NORMAN E. ALEXANDER FAMILY FOUNDATION, INC.
has been created by my Executors under Article "FOURTH" hereof, or if my wife,
MARJORIE ALEXANDER, survives me, by the Trustees of the Trust created under
Article "SIXTH" hereof, as the case may be, that will allow my estate to receive a charitable deduction pursuant to Section

                                       17

2055(a) of the Code. It is my intention that at least two-thirds (2/3) of the charitable contributions, gifts or grants made in each fiscal year by the
Foundation or by such other foundation which may be created by my Executors under Article "FOURTH" hereof, or if my wife, MARJORIE ALEXANDER, survives me, by the Trustees of the Trust created under Article "SIXTH" hereof, as the case may be, be for the primary purpose specified in Paragraph "C." of Article
"SIXTH" hereof.

                    The Annuity Amount shall be a percentage of the value of the property disposed of by this Article, as finally determined for federal estate tax purposes with respect to my estate or, if my wife, MARJORIE ALEXANDER, survives me, with respect to the estate of my said wife, and shall be determined as follows: the lowest percentage which, taking into account the lowest federal midterm rate which may be elected under Section 7520 of the Code and the Trust
Term, would result in a charitable deduction for federal estate tax purposes in my estate or, if my wife survives me, in the estate of my said wife, equal to the value, on the date of my death or, if my wife survives me, on the date of death of my said wife, of the property disposed of by this Paragraph "D.".

                    If at the date of any distribution, the Foundation or such other foundation which may be created by my Executors under Article "FOURTH"
hereof, or by the Trustees of the Trust created under Article "SIXTH" hereof, is not an organization

                                       18

described in Sections 170(c) and 2055(a) of the Code, the Annuity Amount shall be distributed to such one or more organizations described in said sections and in such shares as my Trustees in their sole discretion determine, keeping in mind the primary purpose of the Foundation or such other foundation which may be created by my Executors under Article "FOURTH" hereof, or by the Trustees of the
Trust created under Article "SIXTH" hereof.

                    Any payment in satisfaction of the Annuity Amount shall be paid first from the ordinary taxable income of the trust (including short term capital gains) which is not unrelated business income and, to the extent not so satisfied, the annuity amount shall be paid from the long term capital gains, the unrelated business income, the tax exempt income and finally out of the principal of the trust, in that order. In any taxable year of the trust in which the net income exceeds the annuity amount, the excess, at the end of such taxable year, shall be added to trust principal and thereafter shall be held, administered and disposed of as a part thereof. The Annuity Amount shall be paid annually, shall accrue from my death, or if my wife, MARJORIE ALEXANDER, survives me, from the death of my said wife, and shall be paid currently from such date; provided, however, that payment of part or all of the Annuity Amount for the period from the date of my death, or if my wife survives me, from the date of death of my said wife, through the end of the taxable year in which the funding of the trust is completed may be deferred until the end of such year.

                                       19

Within a reasonable time after the end of the year in which the complete funding of the trust occurs, my Trustees shall pay to the Foundation or such other foundation which may be created by my Executors under Article "FOURTH" hereof, or by the Trustees of the Trust created under Article "SIXTH" hereof, in the case of an underpayment, or shall be paid by the Foundation or such other foundation which may be created by my Executors under Article "FOURTH" hereof, or by the Trustees of the Trust created under Article "SIXTH" hereof, in the case of an overpayment, the difference between the Annuity Amount properly payable and the Annuity Amount actually paid (without interest or other adjustment, unless such interest or other adjustment is required to be paid in order to achieve a full estate tax charitable deduction, in which case my
Trustees are authorized and directed to pay such interest as may be required in order to obtain a full estate tax charitable deduction for this bequest). For a short taxable year and for the taxable year in which annuity payments terminate, my Trustees shall prorate the Annuity Amount on a daily basis.

                    While the trust is a trust described in section 4947(a)(2)
of the Code, my Trustees shall not:

                    (1)  Engage in any act of self-dealing as defined in
                         section 4941(d);

                    (2)  Retain any excess business holdings so as to subject
                         the trust to tax under section 4943(c);

                                       20

                    (3)  Make or retain any investments so as to subject the
                         trust to tax under section 4944; or

                    (4)  Make any taxable expenditures as defined in section
                         4945(d).

                    I intend to create a charitable lead annuity trust and to
qualify this bequest for a deduction in my estate, or if my wife, MARJORIE
ALEXANDER, survives me, in the estate of my said wife, pursuant to Section
2055(a) of the Code, and this Will shall be interpreted in accordance with this intent. My Trustees may, by an instrument filed in the court in which this Will is probated, amend this trust for the sole purpose of effecting this intent.

                    Upon the expiration of the Trust Term, the trust shall
terminate and all property then belonging to the income and principal of the trust shall be distributed as hereinafter provided in Article "EIGHTH" hereof.

            EIGHTH: Property directed to be distributed as provided in this
Article "EIGHTH" shall be distributed as follows:

                    A.  One-third (1/3) thereof in trust for my daughter, GAIL
BINDERMAN, to be held, administered and disposed of in accordance with the provisions of Article "TENTH" hereof.

                    B.  One-third (1/3) thereof in trust for my daughter, SHARON
ZOFFNESS, to be held, administered and disposed of in accordance with the provisions of Article "TENTH" hereof.

                                       21

                    C.  One-third (1/3) thereof in trust for my son, MARK
ALEXANDER, to be held, administered and disposed of in accordance with the provisions of Article "TENTH" hereof.

                    D.  If GAIL BINDERMAN, SHARON ZOFFNESS or MARK ALEXANDER
fails to survive me or is not living at the termination of a trust created hereunder, as the case may be, then such child's share of the property to be distributed under this Article "EIGHTH" shall be disposed of as follows:

                        1.  If such child has issue then living, then such
            child's share under this Article shall be distributed as provided in
            Paragraph "A." of Article "TWELFTH" hereof.

                        2.  If such child has no issue then living, then such
            child's share under this Article shall be distributed as provided in
            Paragraph "B." of Article "TWELFTH" hereof.

            NINTH:  Property directed to be held and administered as provided in this Article "NINTH" shall be held and administered as follows:

                    A.  My Trustees shall hold and invest the principal thereof and shall collect the income therefrom, and in each calendar year during the lifetime of my daughter, LESLIE ALEXANDER, shall pay or apply to or to the use of LESLIE ALEXANDER an annuity equal to One Hundred Fifty Thousand ($150,000)
Dollars (the "Initial Annuity Amount"), subject, however, to adjustment as

                                       22

set forth in the following paragraph. The payments to be made hereunder shall be made first from net income and, if net income for any year is insufficient, from principal. Such payments shall be payable in equal quarterly installments. My
Trustees shall prorate the annuity amount, on a daily basis, for the year of the funding of this trust and for the year of LESLIE ALEXANDER's death.

                        The annuity amount shall be adjusted as of the date of
my death and as of January of each subsequent year by multiplying the Initial
Annuity Amount by the percentage (if any) by which the Consumer Price Index for
All Urban Consumers ("CPI") for the year immediately preceding such adjustment exceeds the CPI for the year 2003 and adding such sum to the Initial Annuity
Amount. For purposes of determining the CPI for any year, the CPI shall be the average of the twelve monthly CPI's for such year. In no event shall the annuity amount be reduced in any year by virtue of this paragraph.

                    A.  I authorize and empower my Trustees, in their sole and unreviewable discretion, at any time and from time to time, without any duty to take into consideration LESLIE ALEXANDER's other resources or income, to pay over to LESLIE ALEXANDER out of the principal of said trust fund, such sum or sums as such Trustees shall deem advisable for LESLIE ALEXANDER's comfort, support, maintenance and education.

                                       23

                    B.  Upon the death of LESLIE ALEXANDER, my Trustees shall
distribute the principal of the trust as then constituted as hereinabove provided in Article "EIGHTH" hereof.

            TENTH: A. If any child of mine shall become entitled to any portion of my Residuary Estate upon my death or to a remainder interest in any trust hereunder upon the termination of any such trust (other than any interest under
Subparagraph "1." of Paragraph "A." of Article "SEVENTH" hereof), the property otherwise payable to such child shall not be distributed and paid over to him or her, but shall be paid over to my Trustees, IN TRUST, NEVERTHELESS, to invest the same and keep the same invested (subject to the provisions for invasion of principal hereinafter set forth), to collect the income thereof and to pay over the net income arising therefrom to such child during his or her lifetime.

                        I authorize and empower my Trustees in their sole and
unreviewable discretion, at any time and from time to time, without any duty to take into consideration such child's other resources or income, to pay over to the child for whose benefit said trust shall have been created out of the principal of said trust fund, such sum or sums as such Trustees shall deem advisable, for such child's comfort, support, maintenance and education, or to enable such child to make gifts to or in trust for my grandchildren; provided, however, that any gifts to or in trust for any grandchild shall be made to or in trust for all of my

                                       24

grandchildren, per capita and not solely to or in trust for the children of such child.

                    B.  Upon the death of the child for whose benefit this trust shall have been created, the then remaining principal of said trust fund shall be disposed of as follows:

                        1.  If such child has issue then living, then the then
            remaining principal of such trust fund shall be distributed as provided in Paragraph "A" of Article "TWELFTH" hereof.

                        2.  If such child has no issue then living, then the
            then remaining principal of such trust fund shall be distributed as provided in Paragraph "B." of Article "TWELFTH" hereof.

            ELEVENTH: If any issue of mine other than a child of mine shall become entitled upon my death or upon the termination of any trust created hereunder other than a termination of a trust resulting from the exercise of discretion by my Trustees to any portion of my estate or a remainder interest in any trust, such property shall be disposed of as follows:

                    A.  During the lifetime of any issue of mine other than any child of mine (hereinafter referred to as the "Beneficiary"), any property that would otherwise be payable to such Beneficiary shall not be distributed and paid over to him or her but shall be paid over to my Trustees, IN TRUST,
NEVERTHELESS,

                                       25

as a separate trust for such Beneficiary to invest the same and keep the same invested (subject to the provisions for invasion of principal hereinafter set forth), to collect the income thereof and to pay over or to apply for the benefit of such Beneficiary or such Beneficiary's issue so much, all or none of the income arising therefrom as my Trustees shall deem advisable for their comfort, support, maintenance and education and to accumulate and add to principal the balance of such net income, if any.

                    B.  I authorize and empower my Trustees, at any time and
from time to time, without any duty to take into consideration the other resources or income of the Beneficiary or the Beneficiary's issue, to pay over or to apply for the benefit of the Beneficiary or the Beneficiary's issue out of the principal of said Trust fund such sum or sums as my Trustees shall deem advisable for their comfort, support, maintenance and education.

                    C.  If the Beneficiary shall die with issue, I give, devise and bequeath the then principal and any undistributed income of this Trust fund to the Beneficiary's issue, in equal shares, per stirpes; provided, however, that any dispositions made in this Paragraph shall be subject to this Article
"ELEVENTH".

                    D. If the Beneficiary shall die without issue, I give,
devise and bequeath the then principal and any undistributed income of said
Trust fund to the issue then living of my child who is an ancestor of such
Beneficiary, in equal shares,

                                       26

per stirpes, or if upon the death of the Beneficiary there are no such issue, such principal and undistributed income shall be divided into as many shares as shall make one (1) share for each child of mine, whether or not then living, who is not an ancestor of the Beneficiary and who has issue then living, and each share set apart for such child of mine shall be paid over and distributed to the issue of such child, in equal shares, per stirpes; provided, however, that any dispositions made in this Paragraph shall be subject to this Article "ELEVENTH".

                    E.  After attaining the age of thirty-five (35) years, my
granddaughter, RACHEL ZOFFNESS, my granddaughter, COURTNEY ZOFFNESS, or my grandson, DANIEL BINDERMAN, at any time and from time to time, without any duty to take into consideration the other resources or income of his or her issue, by an instrument in writing subscribed by him or her and delivered to my Trustees, may direct my Trustees to pay over or to apply for the benefit of any of his or her issue so much, all or none of the income of the Trust fund created for his or her benefit and such sum or sums of the principal of said Trust fund, as he or she shall deem advisable for such issue's comfort, support, maintenance, and education. He or she may direct my Trustees to make any such distributions in equal or unequal shares without any duty to equalize distributions and may direct my Trustees to make any such distributions to the

                                       27

exclusion of one or more of his or her issue as he or she shall deem advisable.

            TWELFTH: A. Property to be distributed as provided in this Paragraph
"A." shall be distributed to my grandchildren then living, in equal shares, per capita, subject however to the provisions of Article "ELEVENTH" hereof, and provided, however, that if any grandchild of mine shall not be then living but has issue then living, then such grandchild's share shall be paid and distributed to the issue then living of such deceased grandchild, per stirpes, subject to the provisions of Article "ELEVENTH" hereof.

                    B.  Property to be distributed as provided in this Paragraph
"B." shall be distributed as follows:

                        1.  If both of my other children are then living, then
            such property shall be added in equal shares to the trusts under
            Article "TENTH" for the benefit of those surviving children, to be held, administered and disposed of as a part thereof.

                        2.  If one of my other children is then living, then
            one-half (1/2) of such property shall be added to the trust for the benefit of that surviving child under Article "TENTH" hereof, to be held, administered and disposed of as a part thereof, and one-half
            (1/2) of

                                       28

            such property shall be distributed as provided in Paragraph "A." of this Article "TWELFTH".

                        3.  If neither of my other children is then living, then
            such property shall be distributed as provided in Paragraph "A." of this Article "TWELFTH".

            THIRTEENTH: A.  If my wife, MARJORIE ALEXANDER, survives me, all transfer, estate, inheritance, succession and other death taxes payable by reason of my death, whether in respect of property passing under this Will or otherwise (exclusive of any tax imposed as a result of section 2044 or Chapter
13 of the Internal Revenue Code, or a corresponding provision of state law), shall be paid out of the rest, residue and remainder of my estate disposed of in
Article "SEVENTH" hereof as an administration expense, without apportionment.

                    B.  If my wife, MARJORIE ALEXANDER, survives me, then upon her death, any taxes that her estate is entitled to recover from a person receiving the property held in the trust created under Article "SIXTH" hereof shall be paid out of the balance of the then principal amount of the trust fund disposed of in Paragraph "D." of Article "SEVENTH" hereof.

                    C.  If my wife, MARJORIE ALEXANDER, survives me, then upon her death, any taxes that her estate is entitled to recover from a person receiving a distribution under Subparagraphs "1." or "2." of Paragraph "A." of
Article "SEVENTH" hereof or Paragraph "C." of Article "SEVENTH" hereof shall be paid

                                       29

out of the balance of the then principal amount of the trust fund disposed of in
Paragraph "D." of Article "SEVENTH" hereof.

                    D.  If my wife, MARJORIE ALEXANDER, fails to survive me, all transfer, estate, inheritance, succession and other death taxes payable by reason of my death, whether in respect of property passing under this Will or otherwise (exclusive of any

                                       30

tax imposed as a result of section 2044 or Chapter 13 of the Internal Revenue
Code, or a corresponding provision of state law), shall be paid out of my
Residuary Estate disposed of in Paragraph "B." of Article "FOURTH" hereof as an administration expense, without apportionment.

            FOURTEENTH: If my wife, MARJORIE ALEXANDER, and I shall die as a result of a common accident or disaster, or under circumstances that render it difficult or impossible to determine which of us survived the other, then I direct that my wife shall be conclusively presumed to have survived me and that my estate shall be disposed of in the same manner as if I had predeceased her.

            FIFTEENTH: Neither the income nor principal of any trust created under this Will shall ever be liable for any debts, obligations, or liabilities, present or future, arising by contract, tort, or otherwise, of any beneficiary or spouse or former spouse of any beneficiary, or be subject to the right of any creditor whatsoever of any beneficiary or spouse or former spouse of any beneficiary to seize or reach the same under any writ, process, or attachment, or by any proceeding, judgment, or decree at law or in equity. No beneficiary of any trust shall have any right or power to give, grant, sell, convey, mortgage, pledge, or otherwise dispose of, encumber, or anticipate any of the income or principal of the trust, my direction being that no right or power of disposition of any such property shall vest in any beneficiary of the trust until the same shall have been actually transferred or

                                       31

paid over to that beneficiary free of trust in accordance with the terms of this
Will.

            SIXTEENTH: I nominate, constitute and appoint my wife, MARJORIE
ALEXANDER, my daughter, SHARON ZOFFNESS, my son, MARK ALEXANDER, and my daughter, GAIL BINDERMAN, as Executors of this my Last Will and Testament. It is my intention that at all times there be at least two Executors, except where the only remaining responsibility of my Executors is to account and make distribution. Should fewer than two qualify or continue to act, then I nominate, constitute and appoint the following individuals singly, successively and in the order named as substitute or successor Executor or Executors: my brother, ALEX
E. ALEXANDER; my granddaughter, RACHEL ZOFFNESS; my grandson, DANIEL BINDERMAN;
and my granddaughter, COURTNEY ZOFFNESS.

                    I nominate, constitute and appoint MARJORIE ALEXANDER, GAIL
BINDERMAN, MARK ALEXANDER, and SHARON ZOFFNESS, as Trustees of the trust created under Article "SIXTH" hereof. Should fewer than two qualify or continue to act, then I nominate, constitute and appoint the following individuals singly, successively and in the order named as substitute or successor Trustee: my granddaughter, RACHEL ZOFFNESS; and my grandson, DANIEL BINDERMAN.

                    I nominate, constitute and appoint GAIL BINDERMAN, MARK
ALEXANDER and SHARON ZOFFNESS as Trustees of each trust created under Articles
"NINTH" and "TENTH" hereof.

                                       32

                    I nominate, constitute and appoint my daughter, SHARON
ZOFFNESS, and my grandson, DANIEL BINDERMAN, as Trustees of the trust created under Article "ELEVENTH" hereof for the benefit of the issue of my daughter,
SHARON ZOFFNESS. In the event of the death or other failure of SHARON ZOFFNESS or of DANIEL BINDERMAN to qualify or serve as Trustee, then I nominate, constitute and appoint both my granddaughter, RACHEL ZOFFNESS, and my granddaughter, COURTNEY ZOFFNESS, or the survivor of them, as successor or substitute Trustees.

                    I nominate, constitute and appoint my daughter, GAIL
BINDERMAN, and my son, MARK ALEXANDER, as Trustees of the trust created under
Article "ELEVENTH" hereof for the benefit of the issue of my daughter, GAIL
BINDERMAN. In the event of the death or other failure of GAIL BINDERMAN or of
MARK ALEXANDER to qualify or serve as Trustee, then I nominate, constitute and appoint my grandson, DANIEL BINDERMAN, as successor or substitute Trustee.

                    If, upon the attainment of thirty-five (35) years, my
granddaughter, RACHEL ZOFFNESS, my granddaughter, COURTNEY ZOFFNESS, and my grandson, DANIEL BINDERMAN, are not then serving as Co-Trustee of any trust created for his or her benefit under Article "ELEVENTH" hereof, I nominate, constitute and appoint my granddaughter, RACHEL ZOFFNESS, my granddaughter,
COURTNEY ZOFFNESS, and my grandson, DANIEL BINDERMAN, as Co-Trustee of any

                                       33

such trust upon the attainment of thirty-five (35) years by such grandchild.

                    I nominate, constitute and appoint MARJORIE ALEXANDER, GAIL
BINDERMAN, my granddaughter, COURTNEY ZOFFNESS, and my grandson, DANIEL
BINDERMAN, as Trustees of all other trusts herein created.

                    No bond or other undertaking shall be required of any person acting hereunder as Executor, Trustee, substitute or successor Executor or substitute or successor Trustee, whether originally named or later appointed, for the faithful performance of their respective duties.

                    I authorize and empower my Executors and/or Trustees, as the case may be, to designate in writing any one or more of them, or each of them, singly, to execute ministerial duties, including but not limited to the signing of checks and/or to have access to or remove the contents of any safe deposit box.

                    I authorize the individuals acting as Trustees under this my
Will to designate an individual or a succession of individuals to act as substitute or successor Trustee or Co-Trustee, as the case may be, once the individuals I have designated as successors have either qualified, declined to qualify or are deceased so that no one would be eligible to qualify in the future. It is my intent that there shall be at least two individuals acting as
Trustees at all times except where the only

                                       34

remaining responsibility of my Trustees is to account and make distribution.

                    In addition to and notwithstanding the foregoing, if a
beneficiary is serving as sole Trustee of any trust created for his or her benefit, irrespective of the cause thereof, he or she shall appoint one or more individuals or corporations qualified to act as a fiduciary as a Co-Trustee of such trust; provided, however, that no appointed Co-Trustee (or any successor thereto) shall be a related or subordinate party within the meaning of Section
672(c) of the Code.

                    If my granddaughter, RACHEL ZOFFNESS, my granddaughter,
COURTNEY ZOFFNESS, or my grandson, DANIEL BINDERMAN, shall be serving as Trustee of any trust created for his or her benefit, he or she shall have the right with respect to such trust, from time to time, to remove any then acting Trustee and to appoint a Trustee or Trustees to serve as successor to such removed trustee for any reason; provided, however, that no appointed Co-Trustee (or any successor thereto) shall be a related or subordinate party within the meaning of
Section 672(c) of the Code.

                    The appointment of substitute or successor Trustees or
co-Trustees (and any revocations as hereinafter provided) shall be made by written instrument, duly acknowledged, and delivered to the Trustees then acting. The written instrument shall specify when each appointment shall take effect. Any such instrument may be revoked with respect to any individual who has

                                       35

not qualified as Trustee by the person or persons who are then entitled to make an appointment. The instrument dated most recently shall govern if there are multiple unrevoked instruments which are inconsistent.

                    I hereby direct that no compensation for services as
Executor or Trustee shall be paid to my wife, MARJORIE ALEXANDER, any descendant of mine, or the spouse of any descendant of mine, whether named herein or subsequently appointed pursuant to the authority herein granted, but each fiduciary shall be entitled to reimbursement for expenses incurred in performing those services. Any other person serving hereunder as Executor shall be entitled to commissions of the lesser of (i) One Million ($1,000,000) Dollars or (ii) the amount calculated at the rates provided by the laws of New York State.

                    No Trustee shall participate in any decision to pay or to
apply principal or income of any trust hereunder to or for the benefit of himself or herself, or to or for the benefit of any beneficiary for whom such
Trustee is legally obligated to support if such payment or application would discharge any legal obligation of such Trustee to support such beneficiary.

            SEVENTEENTH: I have granted my Executors and Trustees extremely broad discretion under Article "EIGHTEENTH" hereof despite the fact that conflicts of interest may arise by reason of service on the part of a fiduciary as an officer, director or

                                       36

shareholder, or employee of any corporation or business in which my estate or any trust hereunder has an interest. Nevertheless, I have so provided because I have absolute confidence in my fiduciary's business judgment and integrity. I intend that my fiduciaries may in all respects exercise the powers and discretion herein conferred as fully and unrestrictedly as if there were no such conflicting interests. I therefore expressly exempt my fiduciaries from the adverse operation of any rule of law that might otherwise apply to them in the performance of their fiduciary duties by reason of conflict of interest, and I specifically direct that they shall not have any greater burden to justify their acts as fiduciaries by reason of conflict of interest than they would have in the absence of any conflict.

            EIGHTEENTH: My Executors and/or Trustees shall have and may exercise in their discretion all of the powers granted to fiduciaries by the laws of the
State of New York and also all powers herein granted to them expressly or by implication.

                    A.  I authorize and empower my Executors and/or Trustees to retain and continue any investments which I may own at the time of my death. In the making of new investments they shall not be restricted or limited to such legal investments as are provided for the investment of trust funds by any statutes now in force or which may hereafter be enacted and I specifically authorize them to purchase securities other than those constituting legal investments for trust funds, and to invest and keep invested

                                       37

therein any part of my estate or of any trust hereunder. Notwithstanding anything herein contained to the contrary, my Executors and/or Trustees are authorized and empowered to retain stock or ownership interest in Sequa
Corporation, Ampacet Corporation, THE N.E. ALEXANDER LIMITED PARTNERSHIP and any
other business entity which I may own or in which I have an ownership interest at my death, for such time as they shall deem advisable in their sole and unreviewable discretion, notwithstanding any obligation to diversify investments. My Executors and/or Trustees shall be absolved and exonerated from any individual responsibility for any loss which may result to my estate or any trust hereunder in connection with their retention of such stock or other business interest.

                    B.  I authorize and empower my Executors and/or Trustees,
without court order and without the consent of any interested parties, to make distributions in cash or in any property, real or personal, or an undivided interest therein or partly in cash and partly in property, to a person or persons (or fiduciaries) entitled to payment or distribution, without having to make pro rata distributions of specific assets and without regard to the income tax basis for such assets. In making such payment or distribution, I direct that the fair market values of such property at the time of distribution, as ascertained by my Executors and/or Trustees, shall be binding and conclusive on all persons interested

                                       38

in my estate or in any trust herein created, subject only to the power of a court of competent jurisdiction to pass on such valuations.

                    C.  I authorize and empower my Executors and/or Trustees to borrow money, from others or from themselves or any of them, whether to pay taxes, make subscriptions, exercise options, pay assessments, or to accomplish any other purpose of any nature incidental to the administration of my estate or of any trust herein created, and to mortgage or pledge as security therefor any securities or other property held by them.

                    D.  I authorize and empower my Executors and/or Trustees
without leave of court to sell real or personal property upon secured or unsecured credit, to grant options for the sale of real or personal property and to lease real or personal property, all without any limitation upon the term or duration of such credit, option and lease, notwithstanding that such term or duration of the credit or of the option or of the lease, as the case might be, may be longer than authorized by statute or longer than the period of administration of my estate or than the duration of a trust or of a minority.

                    E.  I authorize and empower my Executors to deduct
administration expenses either for estate tax or for income tax purposes or partly for estate tax and partly for income tax purposes. To the extent that my
Executors elect to treat such expenses as deductions for income tax purposes, my
Executors shall

                                       39

not be required to make any adjustments between the interests of remaindermen and income beneficiaries for any reason.

                    F.  In any proceeding relating to my estate or of any trust herein created, I authorize and empower my Executors and/or Trustees, as authorized by Section 315 of the New York Surrogate's Court Procedure Act, to
dispense with service on any person under a disability where a party to the proceeding (not under a disability) has the same interest as the person under a disability.

                    G.  I authorize and empower my Executors and/or Trustees in their absolute discretion, in the event of any beneficiary's disability, to apply any income and/or principal, as the case may be, to such beneficiary's use or for his or her benefit in lieu of paying the same directly to him or her.

                    H.  I authorize and empower my Executors and/or Trustees to possess, manage, insure against loss by fire or other casualties, develop, subdivide, control, partition, mortgage, lease or otherwise deal with any and all real property or interests therein; to satisfy, modify, waive provisions of, renew, discharge or extend the term of any mortgage thereon; to make repairs, replacements and improvements, structural or otherwise, or abandon the same if deemed to be worthless or not of sufficient value to warrant keeping or protecting, to abstain from the payment of taxes, water rents, assessments, repairs, maintenance and upkeep of the same; to permit to be lost by tax sale or other proceeding or

                                       40

to convey the same for a nominal consideration or without consideration; to set up appropriate reserves out of income for repairs, modernization and upkeep of buildings, including reserves for depreciation and obsolescence; to retain an agent or agents for any of the foregoing purposes; and to exercise with respect to the continuance, management, sale or liquidation of any real property or interest therein all the powers which I myself could have exercised during my lifetime. I intend hereby to grant to my Executors and/or Trustees with respect to any such property every power which can be delegated; therefore, the naming of any power and failure to name any other power shall not be construed to be the exclusion of any such other power which my Executors and/or Trustees may desire to exercise.

                    I.  I authorize and empower my Executors, in their absolute discretion, to allocate any portion of my generation-skipping tax exemption under Section 2631 of the Code which is remaining at my death to any property with respect to which I am the transferor, keeping in mind that I request, but do not require, that such exemption be allocated to the bequest under Article
"THIRD," Paragraph "A." hereof. No beneficiary under this Will, whether an income beneficiary, a remainderman of any trust, or other beneficiary, shall have any right to recoupment or restoration of any loss the beneficiary may suffer as a result of such allocation. After such allocation has been made, I authorize and empower my Executors to direct that any trust established under

                                       41

my Will shall be divided into two separate trusts which trusts shall be administered under all the same terms and conditions except that the "inclusion ratio" (as calculated under Section 2642 of the Code) of one such trust shall be
"one" and the inclusion ration of the other such trust shall be "zero." If my
Executors make an election pursuant to Section 2056(b)(7) of the Code, then my
Executors shall be further authorized (but not required) to make an election pursuant to Section 2652(a)(3) of the Code to treat the trust or any part thereof as though no such election pursuant to Section 2056(b)(7) had been made.

                    J.  My Trustees (other than any beneficiary) are authorized in their sole discretion with respect to all or any part of the principal of any trust for the benefit of any issue of mine (including a pecuniary amount), by an instrument filed with the trust records, (a) to create in such issue a general power of appointment within the meaning of section 2041 of the Code (including a power the exercise of which requires the consent of my Trustees (other than any beneficiary)) by which such issue may dispose of the property upon their death,
(b) to eliminate such power for all or any part of such principal as to which such power was previously created, (c) irrevocably to release the right to eliminate such power, and (d) to divide the trust principal into two fractional shares based upon the then portion of the trust that would be includible in the gross estate of such issue holding such power if he or she died immediately before such division (in which

                                       42

case the power shall be over the entire principal of one share and over no part of the other share) and each such share shall be administered as a separate trust unless my Trustees (other than any beneficiary) shall in their sole discretion thereafter combine such separate trusts into a single trust, which they are hereby authorized to do. In authorizing such action, it is my hope (but
I do not direct) that a general power will be kept in effect when my Trustees
(other than any beneficiary) believe the inclusion of the property affected thereby in such issue's gross estate may achieve a significant savings in transfer taxes by having an estate tax rather than a Chapter 13 tax imposed on property subject to the general power, which may also permit a greater use of the GST exemption under section 2613(a) of the Code of such issue or such issue's spouse.

                        Upon the death of the primary beneficiary holding a
general power of appointment over a trust hereunder all of the principal and income of such trust shall, unless such beneficiary has otherwise made express and adequate provision therefor, be chargeable with so much (if any) of any estate, inheritance, succession, transfer taxes or duties imposed by the laws of the United States of America or of any State thereof, and my Trustees shall pay out of the principal and income of this trust fund the additional taxes resulting to such beneficiary's estate by reason of the inclusion in his or her gross estate of all or any part of such trust (i.e., the difference in

                                       43

the amount of such taxes computed by including such trust principal and the amount of such taxes computed as if such trust principal were not part of the beneficiary's gross estate) and any interest thereon, and, in so doing, may rely conclusively and without investigation upon tax returns signed by, and computations made by, the legal representatives of the beneficiary or upon assessments or determinations made by any court, officer or authority, it being my intention that the estate of the beneficiary shall not be required to advance or pay such additional taxes or any interest thereon. Upon certification by the personal representative of the beneficiary's estate (even if serving hereunder in a fiduciary capacity) of the amount of such taxes so attributable, my
Trustees may pay such amount to such personal representative without further responsibility connected with such matters.

                    K.  With respect to any business which I may own or in which
I may be financially interested at the time of my death (including without limiting the generality of the foregoing Sequa Corporation, Ampacet Corporation and THE N.E. ALEXANDER LIMITED PARTNERSHIP), I give my Executors and/or Trustees the following powers, in addition to those granted elsewhere in this Will, to be exercised as they may deem advisable in their sole and absolute discretion:

                        1.  To continue any business which I may own or in which
            I may be financially interested at the time of my death, whether as sole proprietor,

                                       44

            partner, shareholder or member, for such time as they may deem advisable for the best interests of my estate or of any trust hereunder;

                        2.  To delegate such duties, with the requisite powers,
            to any employee, manager, or partner (including any Executor or
            Trustee) as they may deem proper, without liability for such delegation;

                        3.  To borrow money from any source including
            themselves, or any one or more of them, for any such business, either alone or along with other persons financially interested in said business, and to secure such loan or loans by a pledge or mortgage of my capital investment or interest in the business as they may deem advisable and proper;

                        4.  To organize, either alone or with others, a
            corporation or corporations to carry on the business; to accept stock in a corporation in lieu of any interest in any business; and, if they deem advisable, to provide for different classes of stock;

                        5.  To deposit securities with voting trustees;

                        6.  To sell or merge any business, any interest in any
            business, or any stock or other securities representing my interest in any business as

                                       45

            and when and upon such terms as they shall deem to be for the best interests of my estate and/or trusts hereunder;

                        7.  To liquidate any business or any interest in a
            business at such times and upon such terms as they shall deem advisable;

                        8.  Generally, to exercise with respect to the
            continuance, management, sale or liquidation of any business or business interest which I may own at the time of my death all the powers which I myself could have exercised during my lifetime. I intend hereby to grant my Executors and/or Trustees with respect to any such business every power which can be delegated; therefore, the naming of any power and failure to name any other power shall not be construed to be the exclusion of any such other power which my
            Executors and/or Trustees may desire to exercise. It is my intention hereby to give my Executors and/or Trustees every power to do every act with respect to such business which, in their opinion, will assist in carrying out to the fullest extent the duties as set forth in this my Will; and

                        9.  I absolve and exonerate my Executors and/or Trustees
            from any individual responsibility for any loss which may result to my estate or any trust hereunder or to others in connection with

                                       46

            the exercise of the powers and authority that I have hereby given them, except for losses resulting from their willful misfeasance.

                    L.  I authorize and empower my Executors to elect under
Section 6166 of the Code (or under a corresponding statute of any state imposing a death tax on my estate), to defer the payment of the federal estate tax or state death tax or both for such period as my Executors may in their sole discretion determine. In the event such an election is made, my Executors may in their sole discretion (i) charge interest on the deferred tax to income or principal in such manner as they determine and (ii) elect under Section 6324A of the Code (or a corresponding provision of state law) to create a special lien for the deferred estate or death tax (including tax attributable to property not passing under this Will) and may subject property belonging to my estate to such lien.

                    M.  I authorize and empower my Executors and/or Trustees to elect to qualify any corporation of which I am a shareholder as a subchapter S corporation pursuant to the Code and equivalent state legislation or regulations. I further authorize and empower my Executors and/or Trustees to terminate the election of any subchapter S corporation of which I am a shareholder pursuant to the Code and equivalent state legislation or regulations.

                                       47

                    N.  My Trustees are authorized to change the situs of any
trust hereunder (and to the extent necessary or appropriate, move the trust assets) to a state other than the one in which the trust is then administered, if my Trustees believe it to be in the best interests of such trust or the beneficiaries. My Trustees may elect that the law of such other jurisdiction shall govern the trust to the extent necessary or appropriate under the circumstances.

                    It is my intent that the bequests under Paragraph "A." of
Article "SIXTH" hereof and under Article "SEVENTH" hereof shall qualify for the federal estate tax marital deduction. Accordingly, all powers and discretions with respect to allocations of property to all bequests under this Will
(including trusts created hereunder) and with respect to administration of my estate and all trusts created hereunder shall not be exercised or exercisable except in a manner consistent with this intent. No power shall be exercised by any fiduciary in such manner as to prevent the bequests made in Article "SIXTH,"
hereof and Article "SEVENTH" hereof from qualifying for the charitable deduction or marital deduction, as the case may be.

                    O.  I authorize and empower my Trustees to terminate any
trust created hereunder due to the lack of sufficient assets constituting the principal of such trust and to pay over and distribute all of the assets of the trust to the beneficiary or beneficiaries to whom or for whose benefit the

                                       48

income of such trust is or may be paid or applied, in equal shares if there is more than one beneficiary, and the rights of any other beneficiaries or remaindermen in such trust shall cease. In making this decision, my Trustees shall take into account the relationship of commissions and expenses to the value of the principal of such trust.

                    P.  I authorize and empower my Trustees to divide property in any trust into two or more separate trusts (i) to enable my Trustees to invest the assets in a manner that will meet the disparate financial needs and investment goals of different trust beneficiaries, or (ii) to insulate some assets from potential future creditors' claims that could arise from the ownership of other property.

                    Q.  I authorize and empower my Trustees to commingle the
assets of all or any of the separate trusts established hereunder, the one with the other so that any one of the trusts may consist in whole or in part of an undivided share or shares in assets, the remaining undivided share or shares in which constitute the whole or a part of any other trust, and to substitute at any time and from time to time any investment or assets constituting a part or the whole of any trust for any investment or asset constituting a part or the whole of any other trust.

            NINETEENTH: Anything herein to the contrary notwithstanding, any portion of any trust created hereunder which,

                                       49

by its terms, shall not have terminated on or before the date which is the later of (i) twenty-one (21) years after the death of the last survivor of myself and those of my issue who shall survive me, or (ii) the date beyond which such trust would violate the rule against perpetuities (whether imposed by statute or by common law) of the jurisdiction the laws of which are applicable to such trust, shall nevertheless terminate on such later date, and the principal and undistributed income thereof shall thereupon be paid over and distributed in equal shares to the beneficiaries to whom or for whose benefit the income of such trust is or may be then paid or applied.

            TWENTIETH:  A.  Wherever used in this Will, the terms "issue,"
"children," "grandchildren" and "descendants" shall not include any persons adopted by any child of mine.

                        B.  Except as provided in Subparagraph "2." of Paragraph
"A." of Article "FOURTH" hereof and Subparagraph "2." of Paragraph "A." of
Article "SEVENTH" hereof, I have not made any provision, and do not intend to make any provision, for my daughter, LESLIE ALEXANDER, or any of her issue, for reasons which I deem sufficient. Accordingly, for all purposes of this Will, other than for purposes of Subparagraph "2." of Paragraph "A." of Article
"FOURTH" hereof and Subparagraph "2." of Paragraph "A." of Article "SEVENTH"
hereof, the terms "issue," "children," "grandchildren" and "descendants" shall not include my daughter, LESLIE ALEXANDER, or any of her issue.

                                       50

                        C.  If any beneficiary in any manner, directly or
indirectly, contests this Will or any of its provisions, or institutes, joins in or carries on any action or proceeding to invalidate, set aside or modify any term or provision hereof, or institutes, joins in or carries on any claim against my estate or against any party designated as fiduciary herein (whether such claim arises hereunder or otherwise and whether against such party in his or her capacity as fiduciary hereunder or otherwise), then any interest in my estate given to such beneficiary is revoked and shall be disposed of in the same manner as if such beneficiary had predeceased me without issue.

                        D.  Wherever used in this Will, except where the context
shall clearly require otherwise:

                            1.  the term "Executors" shall mean at any time the
            Executors or Executor then in office;

                            2.  the term "Trustees" shall mean at any time the
            Trustees or Trustee of that trust then in office; and

                            3.  words in either the singular or the plural
            number shall be deemed to include both the singular and the plural numbers.

                            4.  the male gender shall be deemed to include the
            female gender, and the female gender shall be deemed to include the male gender.

                                       51

                  IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my seal this _____ day of __________, in the year Two Thousand and Six.

                                             ____________________________ (L.S.)
                                                  NORMAN E. ALEXANDER

            SIGNED, SEALED, PUBLISHED and DECLARED BY NORMAN E.
            ALEXANDER, the testator above named as and for his Last
            Will and Testament, in our presence and we, at his
            request and in his presence and in the presence of each
            other have hereunto subscribed our names as witnesses
            this _____ day of __________, in the year Two Thousand
            and Six.

_________________________________residing at____________________________________

                                            ____________________________________

_________________________________residing at____________________________________

                                            ____________________________________

_________________________________residing at____________________________________

                                            ____________________________________

                                       52

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF           )

      Each of the undersigned, individually and severally being duly sworn, deposes and says:

      The within Will was subscribed in our presence and sight at the end thereof by NORMAN E. ALEXANDER, the within Testator, on the_____ day of _______,
2006 at________________________________________________________________________.

      Said Testator at the time of making such subscription declared the instrument so subscribed to be his Last Will.

      Each of the undersigned thereupon signed his or her name as a witness at the end of said Will at the request of said Testator and in his presence and sight and in the presence and sight of each other.

      Said Testator was, at the time of so executing said Will over the age of
18 years and, in the respective opinions of the undersigned, of sound mind, memory and understanding and not under any restraint or in any respect incompetent to make a Will.

      The Testator, in the respective opinions of the undersigned, could read, write and converse in the English language and was suffering from no defect of sight, hearing or speech, or from any other physical or mental impairment which would affect his capacity to make a valid Will. The Will was executed as a single, original instrument and was not executed in counterparts.

      Each of the undersigned was acquainted with said Testator at such time and makes this affidavit at his request.

      The within original Will was shown to the undersigned at the time this affidavit was made and was examined by each of them as to the signature of said
Testator and of the undersigned.

      The foregoing instrument was executed by the Testator and witnessed by each of the undersigned affiants under the supervision of Neal T. Dorman, an attorney-at-law admitted to practice in the State of New York.

                                             ____________________________

                                             ____________________________

Severally sworn to before me
this _____ day of ___________, 2006.

____________________________________
          Notary Public